UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2010

COVIDIEN PUBLIC LIMITED COMPANY

(Exact Name of Registrant as Specified in Charter)

Ireland	001-33259	98-0624794
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Cherrywood Business Park

Block G, First Floor

Loughlinstown, Co. Dublin, Ireland

(Address of Principal Executive Offices, including Zip Code)

+353 (1) 439-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Under the Covidien Severance Plan for U.S. Officers and Executives (the “Executive Severance Plan”), recipients of severance benefits may receive early retirement or normal retirement treatment under restricted stock unit awards and option awards if, during the applicable severance period, they satisfy the age requirement for such treatment (currently age 55 for early retirement and age 60 for normal retirement).

On March 16, 2010, Covidien plc (the “Company”) amended the Executive Severance Plan to extend this treatment to performance share units, effective January 1, 2010. The Executive Severance Plan has also been updated to reflect the Company’s incorporation in Ireland.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the Company’s Annual General Meeting of Shareholders on March 16, 2010, the shareholders (1) received and considered the Company’s Irish Statutory Accounts and the reports of the Directors and the auditors thereon; (2) elected all eleven of the Company’s nominees for director; (3) appointed Deloitte and Touche LLP to serve as the Company’s independent auditors for the fiscal year ending September 24, 2010 and authorized the Audit Committee to set the auditors’ remuneration; (4) authorized the Company and/or any subsidiary of the Company to make market purchases of the Company’s shares; and (5) passed a special resolution authorizing the reissue price range of treasury shares. Shares were voted on these proposals as follows:

Proposal 1. To receive and consider the Company’s Irish Statutory Accounts for the fiscal year ended September 25, 2009 and the reports of the Directors and the auditors thereon:

For	Against	Abstain	Broker Non Vote
401,676,110	343,771	726,114	0

Proposals 2(a)-(k). To re-elect eleven (11) directors to hold office until the Company’s next Annual General Meeting of Shareholders:

	Nominees	For	Against	Abstain	Broker Non Vote
(a)	Craig Arnold	371,838,270	864,985	445,613	29,597,127
(b)	Robert H. Brust	369,250,057	953,086	2,945,725	29,597,127
(c)	John M. Connors, Jr.	372,276,475	728,051	144,342	29,597,127
(d)	Christopher J. Coughlin	371,913,295	789,563	446,010	29,597,127
(e)	Timothy M. Donahue	371,813,575	887,333	447,960	29,597,127
(f)	Kathy J. Herbert	372,574,678	435,472	138,718	29,597,127
(g)	Randall J. Hogan, III	371,829,803	874,868	444,197	29,597,127
(h)	Richard J. Meelia	275,889,818	10,039,024	87,220,026	29,597,127
(i)	Dennis H. Reilley	372,274,279	728,511	146,078	29,597,127
(j)	Tadataka Yamada	372,649,780	356,800	142,288	29,597,127
(k)	Joseph A. Zaccagnino	372,311,427	693,784	143,657	29,597,127

Proposal 3. Appointment of Deloitte & Touche LLP as the independent auditors of the Company for the fiscal year ending September 24, 2010 and authorization of the Audit Committee to set the auditors’ remuneration:

For	Against	Abstain	Broker Non Vote
400,339,786	2,006,037	400,172	0

Proposal 4. To authorize the Company and/or any subsidiary of the Company to make market purchases of Company shares:

For	Against	Abstain	Broker Non Vote
400,687,977	384,257	1,673,761	0

Proposal 5. To authorize the reissue price range of treasury shares via special resolution:

For	Against	Abstain	Broker Non Vote
379,390,234	21,531,319	1,824,442	0

Item 7.01.	Regulation FD Disclosure.

On March 16, 2010, Covidien plc issued a press release announcing that its Board of Directors had authorized a program to purchase up to $1 billion of the Company’s ordinary shares from time to time, based on market conditions.

A copy of the press release is furnished as Exhibit 99.1 to this report.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release dated March 16, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COVIDIEN PLC

By:	/S/ JOHN W. KAPPLES
John W. Kapples
Vice President and Corporate Secretary

Date: March 18, 2010

EXHIBIT INDEX

Exhibit No.	Exhibit Name

99.1	Press Release dated March 16, 2010.